SHARE EXCHANGE AGREEMENT

                                  by and among

                           RIVER CAPITAL GROUP, INC.,

                         RIVER CAPITAL HOLDINGS LIMITED,

                        STRATEGY HOLDING COMPANY LIMITED,

                               LONGVIEW FUND, LP,

                            LONGVIEW EQUITY FUND, LP,

                     LONGVIEW INTERNATIONAL EQUITY FUND, LP,

                                       and

                            CONCORDE CAPITAL LIMITED


                          Dated as of December 30, 2005


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THIS SHARE EXCHANGE  AGREEMENT dated as of December 30, 2005  ("Agreement"),  by and among River Capital Group, Inc., a Delaware corporation ("River Group"), River Capital Holdings Limited, a Barbados corporation ("River Holdings"), Strategy Holding Company Limited, a Barbados corporation, Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, and Concorde Capital Limited, a Bermuda corporation, (collectively the "Shareholders").

                                    RECITALS

A. The Boards of Directors of River Group has determined that it is in the best interests of River Group and its shareholders that River Group acquire River Holdings through a share exchange (the "Share Exchange") and, in furtherance thereof, have approved the Share Exchange, this Agreement and the transactions contemplated hereby.

B. Subject to the terms and conditions of this Agreement, each share of capital stock of River Holdings which are issued and outstanding immediately prior to Closing (defined in Article VI, Section 1) shall be converted into the right to receive 13,391.0566829951 Shares of common stock, $0.001 par value per share, of River Group ("River Group Common Stock") on the terms and subject to the conditions set forth herein. River Holdings shall become a wholly-owned subsidiary of River Group.

C.       River   Group   and   the   Shareholders   desire   to   make   certain
         representations, warranties, covenants and agreements in connection with the Share Exchange.

In  consideration  of  the  mutual  promises,   covenants,  and  representations
contained herein, and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1. AGREEMENT OF SHARE EXCHANGE. River Group shall acquire all of the shares of capital stock of River Holdings which are issued and outstanding immediately prior to Closing. The Share Exchange shall be a statutory exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code, as amended.

2. EFFECT OF SHARE EXCHANGE. Upon Closing of the Share Exchange, each share of River Holdings shall be exchanged for 13,391.0566829951 shares of common stock, $0.001 par value per share, of River Group ("River Group Common Stock") on the terms and subject to the conditions set forth herein. Each Shareholder affected by the Share Exchange shall receive the number of shares of River Group Common Stock as set forth on the attached EXHIBIT A. No fractional shares in River Group shall be issued by reason of the Share Exchange; instead amounts of shares will be rounded to the nearest whole number.

3. APPROVAL BY DIRECTORS AND SHAREHOLDERS. This Agreement shall be approved by the board of directors of River Group by adopting resolutions setting forth the plan of exchange.




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4.       EXCHANGE  OF  CERTIFICATES.  On the date of Closing,  the  Shareholders shall present to River Group their River Holdings share certificates evidencing share ownership in the proportions as set forth on EXHIBIT
         A. Simultaneously, River Group shall present the River Group Common Stock share certificates to each Shareholder as set forth on EXHIBIT A. River Group shall deliver share certificates representing the whole number of shares of River Group Common Stock into which such River Holdings Shareholder's shares of River Holdings Common Stock shall have been exchanged as set forth herein.

5. NO FURTHER OWNERSHIP RIGHTS IN RIVER HOLDINGS COMMON STOCK. All shares of River Group Common Stock issued upon the surrender for exchange of shares of River Holdings common stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of River Holdings common stock, and there shall be no further registration of transfers on the records of River Holdings of shares of its common stock which were outstanding immediately prior to Closing.

6. EXEMPTION FROM REGISTRATION. The shares of River Group Common Stock to be issued pursuant to this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act").

7. BOARDS OF DIRECTORS. Eric Pinkney and William Dickie shall resign as directors of River Group effective upon Closing. William Dickie shall resign as an officer of River Group effective two weeks from the date of Closing. Howard Taylor shall continue to serve as an officer and director upon Closing. The officers and directors of River Holdings shall continue to serve in their respective offices upon Closing.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

1.       River Group represents and warrants to River Holdings the following:

         a. ORGANIZATION. River Group is a corporation duly organized under the laws of Delaware and has all the necessary corporate powers to own property and carry on a business, and is duly qualified to do business in Delaware.

         b. CAPITAL. The authorized capital stock of River Group is 50,000,000 shares of common stock, $0.001 par value, of which 6,271,455 shares are issued and outstanding, (not to include convertible notes which may be converted into 400,000 shares and related five-year warrants to purchase 400,000 shares of stock at $.75 per share). All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement and no preemptive rights are effected or made operative upon closing of this Share Exchange. At Closing, there will sufficient shares reserved to effectuate the Share Exchange pursuant to Article I, Section 2. Other than as disclosed in EXHIBIT B attached hereto, there will be no


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                  outstanding   subscriptions,    options,   rights,   warrants,
                  convertible securities, or other agreements or commitments obligating River Group to issue or to transfer from the treasury any additional shares of its capital stock. To the best of its knowledge, none of the outstanding shares of River Group are subject to any stock restriction agreements except Rule 144 restrictions for stock issued within the last two years. The number of shares subject to Rule 144 and 144(k) are detailed in EXHIBIT C attached hereto. Upon Closing, the authorized capital stock of River Group shall be 50,000,000 shares of common stock, $0.001 par value, of which 25,407,275 shares shall be issued and outstanding (not to include convertible notes which may be converted into 400,000 shares and related five-year warrants to purchase 400,000 shares of stock at $.75 per share).

         c. ABILITY TO CARRY OUT OBLIGATION. River Group has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by River Group and the performance by River Group of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which River Group is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause River Group to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of River Group or upon the securities of River Group to be acquired by the Shareholders.

         d. FULL DISCLOSURE. None of the representations and warranties made by River Group or any certificate or memorandum furnished or to be furnished by River Group contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

         e. COMPLIANCE WITH THE LAWS. River Group has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to River Group. River Group has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

         f. ENFORCEABILITY. Upon execution, this Agreement shall constitute the valid, legal and binding agreement of River Group, enforceable against River Group in accordance with its terms.

         g. LITIGATION. River Group is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of River Group there is no basis for any such action or proceeding and no such action or proceeding is threatened against River Group and it is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.




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         h.       CONDUCT OF BUSINESS.  Prior to the closing,  River Group shall conduct business in the normal course, and shall not (a) sell, pledge, or assign any assets, (b) amend its article of incorporation or By-laws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction.

         i. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, certified by the corporate secretary of River Group as to the absence of any amendments between the date of execution of this Agreement and the Closing, will be attached hereto and made an integral part hereof to this
                  Agreement:

                       i.  Certificate of Incorporation;
                      ii.  Bylaws;
                     iii. Board of Directors Minutes certified by the River Group corporate secretary authorizing this Agreement, the transactions, and the issuance of shares thereby;
                      iv. Financial statements for the year ended December 31, 2004, and the nine months ended September 30, 2005; and
                       v.  A   current,   accurate   list   of   River   Group's
                           shareholders.

         j. DOCUMENTS. All minutes, consents or other documents pertaining to River Group to be delivered at Closing shall be valid and in accordance with the laws of the State of Delaware.

         k. TITLE. The shares to be issued to the Shareholders will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind with exception to the Regulation 144 hold restrictions that are mandatory under the Securities Act. The shares will be issued in a transaction exempt from registration under
                  Section 4(2) of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"). None of such shares are or will be subject to any voting trust or agreement. River Group is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the Shareholders. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the shares to Shareholders, impair, restrict, or delay Shareholders' voting rights with respect to the shares.

l. LISTING. River Group shall use its best efforts to seek a listing or relisting on the NASDAQ electronic bulletin board, or another securities market mutually acceptable to the parties, as soon as is reasonably possible, and to cause River Group's Common Stock to qualify for such continued listing and trading.

2. River Holdings and each of the Shareholders severally represent and warrant to River Group the following:





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         a.       ORGANIZATION.  River Holdings is a corporation  duly organized under the laws of Barbados and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in Barbados.

         b. CAPITAL. The authorized capital stock of River Holdings is an unlimited number of shares of common stock, no par value, of which 1,429 shares are issued and outstanding and 150 shares of Voting Cumulative Non-Redeemable Senior Series A Preferred Shares (the "Preferred Shares"), none of which are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating River Holdings to issue or to transfer from the treasury any additional shares of its capital stock. None of the outstanding shares of River Group are subject to any stock restriction agreements. All of the Shareholders of River Holdings have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Barbados.

         c. FINANCIAL STATEMENTS. Attached hereto as EXHIBIT D are the following financial statements for River Holdings: (i) unaudited balance sheets as of December 31, 2004 and September 30, 2005 and statements of income, changes in stockholders' equity, and cash flow for the period October 6, 2004
                  (inception) through December 31, 2004 and the nine months ended September 30, 2005 (the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with International Accounting Standards, to include the GAAP reconciliation set forth under
                  Section 17 of Form 20-F, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of River Holdings as of such dates and the results of operations of River Holdings for such periods, are correct and complete, and are consistent with the books and records of River Holdings (which books and records are correct and complete).

         d. ABILITY TO CARRY OUT OBLIGATION. River Holdings and the Shareholders have the right, power, and authority to enter into and perform their obligations under this Agreement. The execution and delivery of this Agreement by River Group and the Shareholders and the performance by River Group and the Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which River Holdings or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause River Group to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of River Holdings or upon the securities of River Holdings to be acquired by River Group.




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         e.       FULL DISCLOSURE.  None of the  representations  and warranties made by River Holdings or any certificate or memorandum furnished or to be furnished by River Holdings contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

         f. COMPLIANCE WITH THE LAWS. River Holdings has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to River Holdings. River Holdings has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

         g. ENFORCEABILITY. Upon execution, this Agreement shall constitute the valid, legal and binding agreement of River Holdings, enforceable against River Holdings in accordance with its terms.

         h. LITIGATION. River Holdings is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of River Holdings there is no basis for any such action or proceeding and no such action or proceeding is threatened against River Holdings and it is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         i. CONDUCT OF BUSINESS. Prior to the closing, River Holdings shall conduct business in the normal course, and shall not (a) sell, pledge, or assign any assets, (b) amend its article of incorporation or Bylaws, (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction.

         j. CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, certified by the corporate secretary of River Holdings as to the absence of any amendments between the date of execution of this Agreement and the Closing, will be attached hereto and made an integral part hereof to this Agreement

                       i.  Memorandum of Association;
                      ii.  Minutes of Directors Meetings; and
                     iii. Stock register and stock records of River Holdings, including a current, accurate list of River Holdings' shareholders.

         k. DOCUMENTS. All minutes, consents or other documents pertaining to River Holdings to be delivered at Closing shall be valid and in accordance with the laws of Barbados.



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         l.       TITLE.  The River  Holdings  shares to be transferred to River
                  Group at Closing shall be free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement and neither River Holdings nor any Shareholder is a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be transferred to River Group. There is no applicable law, rule or regulation, or decree which would, as a result of the transfer of the shares to River Group, impair, restrict, or delay River Group's voting rights with respect to such shares.

                                   ARTICLE III
                            ACTIONS PRIOR TO CLOSING

1.       CORPORATE EXAMINATIONS AND INVESTIGATIONS.

         a. At or prior to the date of Closing, each of River Group and River Holdings shall be entitled to make such investigation of the assets, properties, business and operations of the other and such examination of the books, records, tax returns, financial condition and operations of the other as each may wish.

         b. Until Closing and if Closing shall not occur, thereafter, River Group, River Holdings, the Shareholders, and their respective affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, River Group, River Holdings, the Shareholders, and their respective affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the other concerning its assets, properties, business and operations, unless such information is: (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to River Group or River Holdings, as the case may be, to keep such information confidential or (c) required by any law, regulation, subpoena or lawful order. If this transaction does not close for any reason, River Group, River Holdings, the Shareholders, and their respective affiliates shall return or destroy all such confidential information of the other parties hereto and compilations thereof as is practicable, and shall certify such destruction or return such confidential information and compilations to River Group or River Holdings, as the case may be.

2. SECURITIES AND EXCHANGE COMMISSION REPORTS. River Group shall file with the Securities and Exchange Commission all reports and other documents that are required by the Exchange Act and the rules and regulations promulgated thereunder to be filed in connection with this transactions contemplated by this Agreement.




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3.       SHAREHOLDER  APPROVAL.   River  Holdings  shall,  as  expeditiously  as
         possible, take all actions necessary to obtain the approval of the Shareholders of the transactions contemplated by this Agreement to the extent required by the laws and regulations of Barbados.

4. OTHER AGREEMENTS. River Group, River Holdings and the Shareholders agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by governmental or regulatory bodies and any other persons required to be obtained by them for the consummation of the Closing.

                                   ARTICLE IV
                         CONDITIONS PRECEDENT TO CLOSING

1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RIVER GROUP TO COMPLETE THE CLOSING. The obligations of River Group to enter into and complete Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by River Group:

         a. All of the terms, covenants, and conditions of this Agreement to be complied with or performed by River Holdings and/or the Shareholders at or before the Closing shall have been duly complied with and performed in all respects, (ii) the representations and warranties of River Holdings and/or the Shareholders set forth in Article II shall be true in all respects on and as of Closing with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) River Group shall have received a certificate to such effect from River Holdings (the "River Holdings Closing Certificate").

         b.       River   Holdings   must  be  duly  licensed  by  the  Barbados
                  Supervisor of Insurance as an Insurance Holding Company under Barbados law and regulations.

         c.       River   Reinsurance   Limited  ("River  Re"),  a  wholly-owned
                  subsidiary of River Holdings, must be duly formed as a Barbados corporation and further must be licensed by the Barbados Supervisor of Insurance as an "Exempt Insurance Company" under Barbados law and regulations.

         d. All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or governmental or regulatory bodies required to be obtained by River Holdings in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to River Holdings and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated.




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         e.       All  actions,  proceedings,   instruments,  and  documents  in
                  connection   with  the   consummation   of  the   transactions
                  contemplated  by this  Agreement,  including  the forms of all
                  documents,   legal  matters,   opinions,   and  procedures  in
                  connection therewith, shall have been approved in form and substance by counsel for River Group, which approval shall not be unreasonably withheld.

         f. River Holdings shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by River Group or its counsel.

         g. No material information provided or made available to River Group by or on behalf of River Holdings shall be incorrect in any material respect.

         h. No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against River Holdings or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to River Holdings.

         i. River Holdings shall have received the necessary approvals to proceed with the transactions contemplated herein from the Shareholders representing 100% of the issued and outstanding stock of River Holdings.

2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RIVER HOLDINGS TO COMPLETE THE CLOSING. The obligations of River Holdings to enter into and complete Closing are subject to the fulfillment on or prior to the date of Closing, of the following conditions, any one or more of which may be waived by River Holdings:

         a. All of the terms, covenants, and conditions of this Agreement to be complied with or performed by River Group at or before the Closing shall have been duly complied with and performed in all respects, (ii) the representations and warranties of River Group set forth in Article II shall be true in all respects on and as of Closing with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) River Holdings shall have received a certificate to such effect from River Group (the "River Group Closing Certificate").

         b. All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or governmental or regulatory bodies required to be obtained by River Group in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to River Group and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated.

         c. River Group shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by River Holdings or its counsel.

         d. No material information provided or made available to River Holdings by or on behalf of River Group shall be incorrect in any material respect.

         e. No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against River Group or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to River Group.

                                    ARTICLE V
                                INVESTMENT INTENT

1. RESTRICTED SHARE ACKNOWLEDGMENT. The Shareholders hereby acknowledge that the shares of River Group Common Stock are restricted securities under the Securities Act and represent that such Shareholder (i) is acquiring the River Group Common Stock for his or its own account without a view to distribution within the meaning of the Securities Act; (ii) has received from River Group its filings with the Securities and Exchange Commission and all other information that he or it has deemed necessary to make an informed investment decision with respect to an investment in River Group in general and the River Group Common Stock in particular; (iii) is financially able to bear the economic risks of an investment in River Group; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the River Group Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the River Group Common Stock. The Shareholders understand and agree that the certificates evidencing the River Group Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the River Group Common Stock will not be transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act.

                                   ARTICLE VI
                                     CLOSING

1. CLOSING. Closing of this transaction shall be deemed effective upon receipt or exchange, as the case may be, of the items referenced in Sections 1 and 2 of this Article VI ("Closing"). Closing shall take place on or before December 31, 2005, at such place as may be determined by the parties. Unless Closing takes place on or before Feb 15, 2006, the parties hereto may terminate this Agreement.

2.       DOCUMENTATION TO BE DELIVERED AT CLOSING.

         a.       By River Group:


                  (i) Board of Directors Minutes certified by the River Group corporate secretary authorizing this Agreement and the transactions contemplated hereby and the issuance of 19,135,820 common shares registered in the names of the Shareholders equal to their proportionate holdings in River Holdings as set forth on EXHIBIT A;


                  (ii)     Share  Certificates   issued  in  the  names  of  the
                           Shareholders equal to their proportionate holdings in River Holdings as set forth on EXHIBIT A;

                  (iii)    The "River Group Closing Certificate; and

                  (iv)     Letters  of   resignation   from  the   officers  and
                           directors of River Group, other than Howard Taylor.

         b.       By River Holdings and/or the Shareholders:

                           (i) Delivery to River Group stock certificates representing 100% of the ownership of River Holdings as set forth on EXHIBIT A;

                           (ii) Board of Directors Minutes certified by the River Holdings corporate secretary authorizing this Agreement and the transactions contemplated hereby consenting to the terms of this Agreement to the extent required under Barbados law;

                           (iii) Shareholder  Minutes consenting to the terms of
                                 this Agreement to the extent required under Barbados law; and

                           (iv)  The River Group Closing Certificate.

                                   ARTICLE VII
                                  MISCELLANEOUS

1. CHOICE OF LAW; VENUE; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. The parties hereto agree that venue and jurisdiction with respect to any matter arising under this Agreement or any document or agreement referred to herein shall be exclusively in the state or federal courts, as applicable, located in the State of Delaware. Each party submits to the jurisdiction of such courts in the State of Delaware with respect to any claim or controversy arising under the Agreement or any document or agreement referred to herein.

2.       SURVIVAL AFTER TERMINATION. If this Agreement is terminated pursuant to
         Article VI, Section 1, (i) this Agreement shall become null and void and of no further force and effect, except for the provisions of
         Article III, Section 1(b) relating to the obligation to keep confidential certain information and (ii) there shall be no liability on the part of River Holdings, River Group, the Shareholders or their respective affiliates.

3. CAPTIONS AND HEADINGS. The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

4. NO ORAL CHANGE. The Agreement and any provision hereof, may not be waived, changes, modified, or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

5. NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6. TIME OF ESSENCE. Time is of the essence of the Agreement and of each and every provision hereof.

7. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

9. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address, and by fax, as follows:

             River Capital Group, Inc.           Redwood Grove Capital
             130 King Street West #3680          Management, LLC
             Toronto, Ontario Canada             The Transamerica Pyramid
             M5X 1B1                             600 MOntgomery St., 44th Floor
             Facsimile:  (416) 366-8179          San Francisco, CA 94111
                                                 Facsimile:  415.981.5301

             River Capital Holdings Limited      Concorde Capital Limited
             c/o Julie N. K. Harris              Suite 194, 48 Par La Ville Road
             Alphonzo House                      Hamilton HM11 Bermuda
             Cnr. 2nd Avenue & George St.        Facsimile:  (441) 296 1214
             Belleville, St. Michael
             Barbados, W. I.
             Facsimile:  (246) 435-2270

             Strategy Holding Company
             Limited
             Sagicor Corporate Centre
             Wildey, St. Michael BB15113
             Barbados, West Indies
             Facsimile:  (246) 426-6616





                           [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.



RIVER CAPITAL GROUP, INC.,                LONGVIEW FUND, LP,
a Delaware corporation                    a California limited partnership


By:   /s/ HOWARD J. TAYLOR                By: /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name:  HOWARD J. TAYLOR                   Name:  S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title: CEO, DIRECTOR                      Title:  CFO INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                                  VIKING ASSET MANAGEMENT, LLC

RIVER CAPITAL HOLDINGS LIMITED,           LONGVIEW EQUITY FUND, LP,
a Barbados corporation                    a Delaware limited partnership

By:/s/ PHILIP VERNON MITCHELL             By:  /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name: PHILIP VERNON MITCHELL              Name:  S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title: DIRECTOR                           Title:  CFO INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                                REDWOOD GROVE CAPITAL MANAGEMENT
                                                LLC

STRATEGY HOLDING COMPANY LIMITED,         LONGVIEW INTERNATIONAL EQUITY
a Barbados corporation                    FUND, LP,
                                          a British Virgin Islands limited
                                          partnership

By:  /s/ LENNOX GIBBS                     By:  /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name: LENNOX GIBBS                        Name:   S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title: MANAGING DIRECTOR                  Title:  CFO INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                                REDWOOD GROVE CAPITAL MANAGEMENT
                                                LLC


CONCORDE CAPITAL LIMITED,
a Bermuda corporation

By: /s/ HOWARD J. TAYLOR
   -----------------------------
Name:  HOWARD J. TAYLOR
     ---------------------------
Title:  CEO, DIRECTOR
      --------------------------

                                    EXHIBIT A

--------------------------------------------------------------------------------------------------------------------
                                   NO. OF SHARES                                            NO. OF RIVER CAPITAL
                                BENEFICIALLY OWNED                                           GROUP, INC. SHARES
                              RIVER CAPITAL HOLDINGS                                         TO BE ISSUED UPON
      SHAREHOLDER NAME                LIMITED                    EXCHANGE RATIO                   EXCHANGE
--------------------------------------------------------------------------------------------------------------------
Strategy Holding Company                150                    13,391.0566829951                 2,008,659
Limited
--------------------------------------------------------------------------------------------------------------------
Longview Equity Fund LP                 397                    13,391.0566829951                 5,316,250
--------------------------------------------------------------------------------------------------------------------
Longview International                                         13,391.0566829951
Equity Fund, LP                         160                                                      2,142,569
--------------------------------------------------------------------------------------------------------------------
Longview Fund, LP                       172                    13,391.0566829951                 2,303,261
--------------------------------------------------------------------------------------------------------------------
Concorde Capital Limited                550                    13,391.0566829951                 7,365,081
--------------------------------------------------------------------------------------------------------------------
                  Total                1,429                                                     19,135,820
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

Outstanding Subscriptions, Options, Rights, Warrants, and Convertible Securities

STOCK OPTIONS

1. On February 5, 2004, the Company issued a total of 275,000 options for shares of River Capital Group Inc.'s common stock, exercisable at $2.00 per share. All are vested. The options expire February 5, 2009. The option holders are as follows:

         Howard Taylor, Director - 50,000 options
         William Dickie, Director - 100,000 options
         Eric Pinkney, Director - 50,000 options
         Richard Freer, Consultant - 25,000 options

2. On November 1, 2005, the Company issued a total of 350,000 options for shares of River Capital Group's common stock, exercisable at $0.50 per share. All are vested. The options expire October 31, 2007. The option holders are as follows:

         Howard Taylor, Director - 200,000 options
         William Dickie, Director - 100,000 options
         Eric Pinkney, Director - 50,000 options

CONVERTIBLE SECURITIES AND WARRANTS

On May 23, 2005, the Company entered into a Subscription Agreement with several accredited investors (the "Subscribers") pursuant to which the Company agreed to sell, and the Subscribers agreed to purchase in the aggregate, up to $200,000 principal amount of convertible notes and five-year warrants to purchase 400,000 shares of common stock at $0.75 per share. A total of $23,280 was ascribed to the warrants, valued at estimated fair market value at the date of the warrants issuance. The resulting discount to the convertible notes will be amortized to interest expense over the life of the convertible notes (one year).

The convertible notes are secured by a security interest in all of the assets of River Capital. The convertible notes include the following terms:

     o Interest at the greater of (i) the prime rate plus 4% per annum or (ii) 8%, payable quarterly beginning August 1, 2005;

     o Term of one year, but the note may be prepaid at 120% of the principal only if an insurance license shall have been granted to River Reinsurance Limited and River Reinsurance Limited shall have become a subsidiary of River Capital;

     o Convertible at any time by the holders into shares of River Capital common stock at a price equal to $0.50; and

     o Anti-dilution protections.

River Capital has granted a one-time demand registration right to register the resale of the shares issuable upon conversion of the notes and the shares issuable upon exercise of the warrants.

                                    EXHIBIT C

                           Rule 144 and 144(k) Shares

As of December 21, 2005, of the 6,271,455 issued and outstanding shares of River Capital Group Inc. common stock, 1,313,180 such shares are free trading and 4,958,275 are restricted.


























PAGE 19 0F 20

                                    EXHIBIT D

              Financial Statements - River Capital Holdings Limited




























PAGE 20 OF 20